As filed with the Securities and Exchange Commission on September 6, 1995 -- Registration Statement No. 33-






                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549
                         ____________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933
                         ____________________

                     CHEMICAL BANKING CORPORATION
          (Exact name of issuer as specified in its charter)
                         ____________________

                               Delaware
    (State or other jurisdiction of incorporation or organization)

                              13-2624428
                 (I.R.S. Employer Identification No.)

              270 Park Avenue, New York, New York 10017
         (Address of Principal Executive Offices) (Zip Code)

                   CHEMICAL BANKING CORPORATION --
                       SUCCESS SHARING PROGRAM
                       (Full title of the plan)

                       John B. Wynne, Secretary
                     Chemical Banking Corporation
              270 Park Avenue, New York, New York 10017
               (Name and address of agent for service)

                Telephone number, including area code,
                of agent for service:  (212) 270-2000

                               Copy to:
                       William H. McDavid, Esq.
                           General Counsel
                     Chemical Banking Corporation
               270 Park Avenue New York, New York 10017



                          CALCULATION OF REGISTRATION FEE
                                         Proposed  Proposed
                                         Maximum   Maximum    Amount of
Title of Securities      Amount to       Offering  Aggregate  Registration
to be Registered         be Registered   Price per Offering   Fee
                                         Share (1) Price (1)


Common Stock,            10,000,000    $57.75   $577,500,000.00 $199,137.93
$1 par value             shares
per share (including
purchase rights for
units of Junior
Participating
Preferred Stock
(2))
</\TABLE>

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Prior to the occurrence of certain events, the purchase rights for units of Junior Participating Preferred Stock will not be evidenced separately from the Common Stock.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.
                     CHEMICAL BANKING CORPORATION --
                         SUCCESS SHARING PROGRAM


                          PART II:  INFORMATION
                            REQUIRED IN THE
                         REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


There are incorporated herein by reference the following documents of Chemical Banking Corporation, a Delaware corporation (the "Corporation" or "Registrant"), heretofore filed by it with the Securities and Exchange Commission (the "Commission"):

     (a)  Annual Report on Form 10-K for the year ended December 31,
     1994.

     (b)Quarterly Reports on Form 10-Q for the quarters ended March 31,
     1995 and June 30, 1995.

     (c) Current Reports on Form 8-K dated January 3, 1995, January
     19, 1995, March 14, 1995, April 19, 1995, May 5, 1995, June 20, 1995,
     July 20, 1995 and August 27, 1995.

     (d)  Definitive Proxy Statement for the Annual Meeting of
          Stockholders of the Corporation held on May 16, 1995.

     (e) The description of the Corporation's Common Stock and purchase rights for units of Junior Participating Preferred
          Stock set forth in the Corporation's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating these descriptions.


     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration
Statement on Form S-8 and prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form
S-8.


Item 5.  Interests of Named Experts


     The financial statements of the Corporation incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Officers and Directors

     The Registrant's Certificate of Incorporation empowers the
Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL") as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Registrant's Certificate of Incorporation also empowers the Registrant by action of its Board of Directors to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or By-Law or the DGCL.

     In addition, the Registrant's By-Laws require indemnification to the fullest extent permitted under the DGCL, as from time to time in effect. The By-Laws provide a clear and unconditional right to indemnification for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any director or officer of the Registrant in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise
(including, without limitation, an employee benefit plan). The By-Laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-Laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-Laws.

Item 8.  List of Exhibits


   23     Consent of Price Waterhouse.

   24     Powers of Attorney.

Exhibit 9.  Undertakings

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form
S-3 or Form S-8 and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 6th day of September 1995.

                              CHEMICAL BANKING CORPORATION
                                        (Registrant)


                              By    /s/John B. Wynne
                                        John B. Wynne
                                        Secretary


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signatures                         Capacity                  Date


      *                  Chairman and Chief Executive  September 6, 1995
Walter V. Shipley             Officer and Director



     *                        President and Director   September 6, 1995
Edward D. Miller


     *                        Vice Chairman and        September 6, 1995
William B. Harrison, Jr.      Director



     *                             Director             September 6, 1995
Frank A. Bennack, Jr.



Signatures                    Capacity                                Date

     *                        Director                  September 6, 1995
Michel C. Bergerac



     *                        Director                  September 6, 1995
Randolph W. Bromery



     *                        Director                   September 6, 1995
Charles W. Duncan, Jr.


     *                        Director                   September 6, 1995
Melvin R. Goodes


     *                        Director                   September 6, 1995
George V. Grune


     *                        Director                   September 6, 1995
Harold S. Hook


     *                        Director                   September 6, 1995
Helene L. Kaplan


     *                        Director                   September 6, 1995
J. Bruce Llewellyn


     *                             Director              September 6, 1995
John P. Mascotte


     *                        Director                   September 6, 1995
John F. McGillicuddy





Signatures                         Capacity                           Date


     *                             Director              September 6, 1995
Andrew C. Sigler



     *                             Director              September 6, 1995
Michael I. Sovern


     *                             Director              September 6, 1995
John R. Stafford


 *                                 Director              September 6, 1995
W. Bruce Thomas



       *                           Director               September 6, 1995
Marina v.N. Whitman


     *                            Director                September 6, 1995
Richard D. Wood

Signatures                         Capacity                           Date


                            Chief Financial Officer and
                            Executive Vice President
       *                    (Principal Financial Officer)  September 6, 1995
Peter J. Tobin


                            Controller and Senior Vice
                            President (Principal
      *                     Accounting Officer)           September 6, 1995
Joseph L. Sclafani



*    John B. Wynne hereby signs this Registration Statement on Form S-
     8 on September 6, 1995 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.


                              By     /s/John B. Wynne
                                       John B. Wynne
                                        Secretary





                              EXHIBIT INDEX

                                                                     Page



Exhibit 23   Consent of Price Waterhouse.

Exhibit 24     Powers of Attorney.

